Exhibit 99.2

AMENDMENT TO BY-LAWS

OF PREMCOR INC.

Effective as of January 23, 2005

1. Section 1.1 is deleted in its entirety.

2. Section 1.2 of the by-laws is hereby amended by deleting the words “also” and “other” from the Section so that the Section in its entirety is as follows:

“SECTION 1.2 Offices. The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.”

3. The second sentence of Section 2.7 (a)(ii) of the by-laws is deleted in its entirety and the following is inserted in its place:

“To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred and twenty days before the first anniversary of the date of the Corporation’s proxy statement release to shareholders in connection with the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting has been changed by more than thirty days from the first anniversary of the date of the previous year’s annual meeting, then the deadline is a reasonable time before the Corporation begins to print and mail its proxy material).